EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors of Diebold Nixdorf, Incorporated, a corporation organized and existing under the laws of the State of Ohio, do for themselves and not for another, constitute and appoint Jonathan B. Leiken, or any one of them, a true and lawful attorney-in-fact in their names, place and stead, to sign their names to the report on Form 10-K for the year ended December 31, 2016, or to any and all amendments to such reports, and to cause the same to be filed with the Securities and Exchange Commission; it being intended to give and grant unto said attorneys-in-fact and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned by themselves could do if personally present. The undersigned directors ratify and confirm all that said attorneys-in-fact or either of them shall lawfully do or cause to be done by virtue hereof.

The undersigned have hereunto set their hands as of the date set opposite their signature.

Signature	Date

/s/ Patrick W. Allender	February 7, 2017
Patrick W. Allender

/s/ Phillip R. Cox	February 7, 2017
Phillip R. Cox

/s/ Richard L. Crandall	February 7, 2017
Richard L. Crandall

/s/ Alexander Dibelius	February 7, 2017
Alexander Dibelius

/s/ Dieter Duesedau	February 7, 2017
Dieter Duesedau

/s/ Gale S. Fitzgerald	February 7, 2017
Gale S. Fitzgerald

/s/ Gary G. Greenfield	February 7, 2017
Gary G. Greenfield

/s/ Robert S. Prather, Jr.	February 7, 2017
Robert S. Prather, Jr.

/s/ Rajesh K. Soin	February 7, 2017
Rajesh K. Soin

/s/ Henry D.G. Wallace	February 7, 2017
Henry D.G. Wallace

/s/ Alan J. Weber	February 7, 2017
Alan J. Weber